Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Amendment is agreed to as of August 26, 2015, by and between MOCON, Inc., a Minnesota corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Bank”).

The Borrower and the Bank are parties to that certain Credit Agreement dated as of March 28, 2012, as amended by a First Amendment to Credit Agreement dated as of September 24, 2013, a Second Amendment to Credit Agreement dated as of March 28, 2014 and a Third Amendment to Credit Agreement dated as of January 13, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Bank has agreed to make certain financial accommodations available to the Borrower.

The Borrower has requested that the Bank make certain amendments to the Credit Agreement, and the Bank is willing to accommodate such request on the terms and subject to the conditions set forth below.

NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.            Definitions; References. Capitalized terms used in this Amendment that are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.             Amendments to Credit Agreement.

(a)           Section 1.1(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

(a)     Line of Credit. Subject to the terms and conditions of this Agreement, the Bank hereby agrees to make advances to Borrower from time to time up to and including August 26, 2018 (the “Maturity Date”), not to exceed at any time the aggregate principal amount of Ten Million Dollars ($10,000,000) (the “Line of Credit”), the proceeds of which shall be used by Borrower to (i) on or about August 26, 2015 repay the outstanding principal balance of the Term Loan, (ii) provide for the working capital and general corporate purpose needs of Borrower (including the issuance of Letters of Credit, as defined below) and Baseline-MOCON, Inc., a Colorado corporation and a wholly owned subsidiary of Borrower (“Baseline”, and together with Borrower, collectively, “Obligors”), and (iii) provide for Permitted Acquisitions (as defined below). Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note originally dated March 28, 2012, as amended by an amended and restated promissory note dated August 26, 2015 (as such promissory note may be amended, extended or otherwise modified from time to time, and including each other promissory note accepted from time to time in substitution therefor or in renewal thereof, the “Revolving Line of Credit Note”), all terms of which are incorporated herein by this reference.

(b)          Section 1.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 1.5 Collateral. As security for all indebtedness and other debts, liabilities and obligations of Borrower to Bank, Borrower hereby grants to Bank security interests of first priority in all of Borrower’s property, including but not limited to all accounts, chattel paper, deposit accounts, documents, equipment, farm products, general intangibles, instruments, inventory, investment property, letter-of-credit rights, letters of credit and money, whether now owned or hereafter acquired; provided, however, that in no event shall the collateral covered by such security interest include (i) the voting capital stock of any First-Tier Foreign Subsidiary in excess of 65% of the issued and outstanding voting capital stock thereof, or (ii) any voting capital stock of any Foreign Subsidiary that is not a First-Tier Foreign Subsidiary. All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds or mortgages, and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall pay to Bank immediately upon demand the full amount of all charges, costs and expenses (to include fees paid to third parties and all allocated costs of Bank personnel), expended or incurred by Bank in connection with any of the foregoing security interests, agreements and documents, including, without limitation, filing and recording fees and costs of appraisals, audits and title insurance. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, nothing in this Agreement or any other Loan Document shall require the Borrower to take any action under the law of any jurisdiction outside the United States to perfect the Lender’s security interest in any stock of any First-Tier Foreign Subsidiary. As used herein:

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code and the capital stock of which is owned directly by the Borrower or any Domestic Subsidiary thereof.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

(c)          Section 4.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 4.9 Financial Condition. Maintain financial condition of Borrower and its Subsidiaries as follows using GAAP consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)     Total Funded Debt to EBITDA not greater than 2.0 to 1.0 as of each quarter end, determined on a rolling 4-quarter basis, with “Funded Debt” defined as the sum of all obligations for borrowed money (including subordinated debt) plus all capital lease obligations, and with “EBITDA” as defined below.

(b)     EBITDA not less than $5,000,000 as of each quarter end, determined on a rolling 4-quarter basis.

As used herein, “EBITDA” means, with reference to any period, (a) the consolidated net income for such period determined on a consolidated basis in accordance with GAAP consistently applied for such period, plus (b) to the extent deducted in determining such consolidated net income for such period, the sum of the following for such period, without duplication: (i) consolidated interest expense for such period, (ii) income tax expense for such period, (iii) depreciation and amortization for such period, (iv) the aggregate amount of extraordinary, non-operating or non-cash charges for such period, (v) non-recurring costs and expenses incurred in connection with a merger or permitted acquisition to the extent acceptable to Bank for such period, and (vi) any compensation paid in the form of shares of stock of the payor, and minus, without duplication, (c) the aggregate amount of extraordinary income during such period. Pro forma credit shall be given for the EBITDA of any person (or identifiable business units or divisions of such person) acquired by the Borrower in accordance with the terms of the credit agreement as if owned on the first day of the applicable period, and subject to adjustments calculated in a manner reasonably satisfactory to Bank.

(d)          Section 5.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 5.2 Capital Expenditures. Make any additional investment in fixed assets in any fiscal year of Borrower year in excess of an aggregate of $2,500,000.

(e)          Section 5.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 5.3     [Reserved]

(f)           Section 5.6 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 5.6 Merger, Consolidation, Transfer of Assets. Merge into or consolidate with any other entity; make any substantial change in the nature of any Obligor’s business as conducted as of the Closing Date; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of any Obligor’s assets except in the ordinary course of its business; provided, however, that Borrower and its Subsidiaries may make one or more acquisitions in similar or related businesses provided that (a) Borrower demonstrates pro forma compliance with all terms and conditions of the Line of Credit after giving effect to any acquisition; (b) total aggregate consideration paid or to be paid in connection with such acquisition, inclusive of all unsecured indebtedness incurred or assumed, together with the aggregate consideration paid in connection with all Permitted Acquisitions occurring during the trailing 24 months from such acquisition consummation for which consent was not required is equal to or less than $25,000,000; (c) the acquired entity or the assets acquired shall be acquired on a non-hostile basis; (d) the acquired entity or assets acquired shall be owned directly by Borrower or by a wholly-owned Subsidiary of Borrower after giving effect to any acquisition; (e) the acquired entity, if it shall become a Subsidiary of Borrower and is not a foreign Subsidiary, shall become a guarantor hereunder (if deemed material); (f) there shall exist no potential default, or Event of Default before or after giving effect to any acquisition; (g) Borrower shall provide historical financial statements on the acquired entity and additional information as requested by Bank regarding any acquisitions and (h) Borrower shall have satisfied such other reasonable conditions as Bank shall require with respect to providing reasonable assurance that such acquisition will not materially impact Borrower’s ability to comply with its obligations hereunder (each such acquisition, a “Permitted Acquisition”).

(g)          Section 5.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 5.9 Redemptions. Redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding in excess of an aggregate of $2,000,000 from and after the date of this Agreement.

3.            Replacement Note. Concurrently with the execution of this Amendment, the Borrower shall execute and deliver to the Bank its promissory note in the form of Exhibit A hereto (the “Replacement Note”). The Bank shall accept the Replacement Note in substitution for, but not in payment of, the Revolving Line of Credit Note. Each reference in the Credit Agreement to the “Revolving Line of Credit Note” shall hereafter be deemed to be a reference to the Replacement Note.

4.             Waiver of 2014 Capital Expenditures Covenant Compliance. Section 5.2 of the Credit Agreement (as in effect prior to the amendment effected above) prohibited the Borrower and the other Obligors from making additional investments in fixed assets in any fiscal year in an aggregate amount in excess of $1,000,000. In fact, the investments of the Borrower and the other Obligors during the fiscal year ending December 31, 2015 exceeded $1,000,000. As used herein, “Specified Default” means any Event of Default arising under Section 6.1(c) of the Credit Agreement on account of the Borrowers’ breach of Section 5.2 of the Credit Agreement with respect to the fiscal year ending December 31, 2014, but only so long as the aggregate amount of such investments during such fiscal year did not exceed $2,500,000. Subject to the conditions set forth in Section 5, the Bank hereby waives the Specified Default. The waiver set forth in this Section 4 shall be effective only in accordance with its express terms and for the specific instance given. Without limiting the generality of the foregoing, nothing in this Section shall constitute a waiver of any Default or Event of Default arising from any breach of Section 5.2 with respect to any fiscal year ending after December 31, 2014, or any breach of any other Section of the Credit Agreement.

5.           Conditions Precedent; Effective Date. This Amendment shall be effective only if the Bank has received, on or before the date hereof (or such later date as the Bank may agree to in writing), each of the following, each in form and substance acceptable to the Bank:

(a)          this Amendment, duly executed by the Borrower;

(b)          the Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by Baseline, as a guarantor of the obligations of the Borrower to the Bank;

(c)           the Replacement Note, duly executed by the Borrower;

(d)           a Security Agreement, granting and/or confirming the Bank’s security interest in all investment property of the Borrower, including the capital stock of its subsidiaries (subject to the limitation set forth in Section 1.5 of the Credit Agreement, as amended above) (the “Investment Property Security Agreement”);

(e)           a certificate of the secretary or other appropriate officer of each Obligor (i) certifying that the execution and delivery of this Amendment, the Replacement Note and the Investment Property Security Agreement, and the performance of this Amendment, the Replacement Note and the Investment Property Security Agreement, and the Credit Agreement as amended hereby, or the Acknowledgment and Agreement of Guarantor, as applicable, have been duly approved by all necessary action of the board of directors of such Obligor, and attaching true and correct copies of the applicable resolutions granting such approval, (ii) certifying that there have been no amendments to or restatements of the articles of incorporation and bylaws as furnished to the Bank in connection with the execution and delivery of the Credit Agreement, other than those that may be attached to the certificate, and (iii) certifying the names of the officers of such Obligor that are authorized to sign this Amendment, the Replacement Note and the Intellectual Property Security Agreement or the Acknowledgment and Agreement of Guarantor, as applicable, together with the true signatures of such officers; and

(f)           such other items as the Bank shall require.

6.           Representations and Warranties. To induce the Bank to enter into this Amendment, the Borrower hereby represents, warrants and acknowledges that as of the date hereof:

(a)           each of this Amendment and the Replacement Note has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms;

(b)          the execution, delivery and performance by the Borrower of this Amendment and the Replacement Note, and the performance by the Borrower of the Credit Agreement as amended hereby, do not: (i) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower; or (ii) result in a breach of, or constitute a default under, any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which the Borrower or its properties may be bound or affected;

(c)           no default or Event of Default exists under the Credit Agreement or any other Loan Document; and

(d)          the representations and warranties contained in Article II of the Credit Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date.

7.            Costs and Expenses. Without limiting Section 7.3 of the Credit Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by the Bank in connection with the preparation, execution and delivery of this Amendment and all related documents herein described, including, without limitation, all reasonable fees and disbursements of legal counsel.

8.             Miscellaneous.

(a)          Except as amended hereby, the provisions of the Credit Agreement shall remain in full force and effect. After the effective date hereof, all references in the Loan Documents to the “Credit Agreement” shall be deemed to refer to the Credit Agreement as amended hereby.

(b)          This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart signature page to this Agreement by facsimile or by e-mail transmission shall also deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

(c)           The execution of this Amendment shall not be deemed to be a waiver of any default or Event of Default that may exist under the Credit Agreement or any other Loan Document.

(d)           This Amendment shall be governed by the substantive laws (other than conflict laws) of the State of Minnesota.

9.             Release of Bank. The Borrower hereby absolutely and unconditionally releases and forever discharges the Bank, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, counterclaims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, counterclaims, demands or causes of action are matured or unmatured.

Signature page follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

MOCON, INC.

By: /s/ Elissa Lindsoe Name: Elissa Lindsoe Title: Chief Financial Officer, Vice President, Treasurer and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ R. James Hancock Name: R. James Hancock Title: Senior Vice President